Exhibit 99.1

News Release

Ashland reports strong financial results1 for third quarter of fiscal year 2022 consistent with previous update

•
Sales of $644 million, up 19 percent from the prior-year quarter
•
Net income (including discontinued operations) of $36 million, or $0.65 per diluted share
•
Income from continuing operations of $51 million, or $0.93 per diluted share
•
Adjusted income from continuing operations excluding intangibles amortization expense of $104 million, or $1.89 per diluted share
•
Adjusted EBITDA of $174 million
•
Cash flows provided by operating activities of $(17) million; ongoing free cash flow2 of $13 million

WILMINGTON, Del., July 26, 2022 – Ashland Global Holdings Inc. (NYSE: ASH) today announced financial results1 for the third quarter of fiscal year 2022, which ended June 30, 2022. The global additives and specialty ingredients company holds leadership positions in high-quality, consumer-focused markets including pharmaceuticals, personal care and architectural coatings.

Sales were $644 million, up 19 percent versus the prior-year period. Each of the company’s reportable segments achieved double-digit sales growth compared to the prior year. Demand remains strong across the company’s resilient end markets. The year-over-year sales growth was driven primarily by disciplined pricing leading to cost recovery in a high-inflation environment and improved product mix. Foreign currency negatively impacted sales $26 million, or five percent.

Net income was $36 million compared to $80 million in the prior-year quarter. Income from continuing operations was $51 million compared to $72 million in the prior-year quarter, or $0.93 per diluted share compared to $1.17 in the prior-year quarter. Adjusted income from continuing operations excluding intangibles amortization expense was $104 million compared to $60 million in the prior-year quarter, or $1.89 per diluted share, up from $0.98 in the prior-year quarter. Adjusted EBITDA was $174 million, up 35 percent from $129 million in the prior-year quarter.

Average diluted shares outstanding totaled 55 million as of June 30, 2022, down from 62 million in the prior-year quarter, following the completion of the company’s approximately $650 million of share repurchase programs under the previous share repurchase authorization. Earlier in the quarter, Ashland’s Board of Directors approved a new $500 million evergreen share repurchase authorization.

Cash flows provided by operating activities totaled $(17) million compared to $195 million in the prior-year quarter. Ongoing free cash flow2 totaled $13 million compared to $112 million in the prior-year quarter primarily due to an increase in working capital reflecting higher raw-material costs impacting both inventories and accounts receivable balances, in addition to the ongoing rebuild of inventory levels.

“As we indicated in our earnings update on July 18, we are encouraged by the strong demand in each of our segments and the exceptional discipline throughout our global organization, especially pricing and product mix actions being demonstrated by our commercial teams to offset widespread cost inflation,” said Guillermo Novo, chair and chief executive officer, Ashland. “The Ashland team is executing well across the globe. The size of our company and global footprint, the focus on resilient consumer end markets and the lower overall exposure to petrochemical-based price volatility contributed to strong results during the third fiscal quarter.”

Reportable Segment Performance

To aid in the understanding of Ashland’s ongoing business performance, the results of Ashland’s reportable segments are described below on an adjusted basis. In addition, EBITDA and adjusted EBITDA are reconciled to operating income in Table 4. Free cash flow, ongoing free cash flow and adjusted operating income are reconciled in Table 6 and adjusted income from continuing operations, adjusted diluted earnings per share and adjusted diluted earnings per share excluding intangible amortization expense are reconciled in Table 7 of this news release. These adjusted results are considered non-GAAP financial measures. For a full description of the non-GAAP financial measures used, see the “Use of Non-GAAP Measures” section that further describes these adjustments below.

Life Sciences

Sales were $228 million, up 18 percent from the prior-year quarter, driven by double-digit sales growth to pharmaceutical customers reflecting improved product mix and cost recovery. Foreign currency negatively impacted sales $9 million, or five percent.

Adjusted operating income was $51 million, compared to $37 million in the prior-year quarter. Adjusted EBITDA was $67 million, up from $53 million in the prior-year quarter, primarily reflecting strong demand, and disciplined pricing leading to cost recovery, favorable product mix and consistent operations.

Personal Care

Sales were $172 million, up 17 percent from the prior-year quarter. Disciplined pricing and strong customer demand led to organic sales growth across core personal-care end markets, exclusive of the previously disclosed product exits for skin-care applications. Results for Ashland’s microbial protection business, which includes the Schülke & Mayr acquisition, continue to exceed financial expectations. Foreign currency negatively impacted sales by $7 million, or five percent.

Adjusted operating income was $25 million, up from $18 million in the prior-year quarter. Adjusted EBITDA was $46 million, up from $39 million in the prior-year quarter, primarily reflecting strong demand, cost recovery through pricing, the contribution from the acquisition and consistent operations.

Specialty Additives

Sales were $194 million, up 15 percent from the prior-year quarter, primarily reflecting broad-based enhancements in pricing and mix. While demand remains strong, capacity constraints and global-supply chain challenges impacted deliveries to customers during the quarter. Foreign currency negatively impacted sales by $8 million, or five percent.

Adjusted operating income was $36 million, compared to $18 million in the prior-year quarter. Adjusted EBITDA was $57 million, compared to $39 million in the prior-year quarter, primarily reflecting cost recovery through pricing, improved product mix and consistent operations.

Intermediates

Sales were $73 million, up 49 percent from the prior year quarter, driven by significantly higher pricing across all product lines and improved mix management. Captive internal butanediol (BDO) sales were $23 million, a large increase over the prior year, driven by higher internal transfer pricing and strong demand from Ashland’s other business segments. Captive internal BDO sales are recognized at current market-based pricing. Merchant sales were $50 million, an increase of 47 percent, driven by higher pricing across all product lines.

Adjusted operating income was $30 million, up from $11 million in the prior-year quarter. Adjusted EBITDA was $33 million, up from $15 million in the prior-year quarter, reflecting the higher pricing and improved mix, partially offset by overall cost inflation.

Unallocated & Other

Unallocated and Other expense was $64 million, compared to $34 million in the prior-year quarter. Adjusted Unallocated and Other expense was $28 million, compared to $18 million in the prior-year quarter, primarily reflecting increased compensation accruals and the elimination of transition services income that occurred in the prior-year period.

Financial Outlook

As communicated in the earnings update issued on July 18, Ashland now expects greater sales and Adjusted EBITDA in fiscal year 2022 compared to its previous outlook. For the full fiscal year, the company now expects sales in the range of $2.35 billion to $2.40 billion which represents approximately 13 percent year-over-year growth at the mid-point. Additionally, Ashland now expects Adjusted EBITDA in the range of $580 million to $590 million which represents approximately 18 percent year-over-year growth at the mid-point.

“We expect underlying near-term demand to remain strong for our focused ingredients and additives product portfolio and to continue to build inventories to mitigate supply-chain and shipping challenges,” continued Novo. “Pricing and mix-improvement actions should cover current cost inflation. The Ashland team is prepared to take further action to recover any additional cost inflation, both this year and beyond.”

“We are not immune to the challenging external factors impacting the global economy, and the timing, breadth and magnitude of these risks could impact our financial results this year and beyond. The war in Ukraine, the strengthening U.S. dollar and broader foreign currency headwinds, energy cost and availability in Europe impacting customer and supplier operations, additional pandemic-related lockdowns, global supply-chain and shipping challenges and continued cost-inflation pressures are currently the greatest areas of uncertainty. Despite these external uncertainties, we are focused on what we can control. We have raised our outlook for sales and Adjusted EBITDA in this fiscal year due to the strong results demonstrated through the first three quarters, the resilient nature of our portfolio and the consumer-focused end markets we serve, and our limited overall exposure to the most inflationary petrochemical-based cost drivers. The Ashland team is executing at a high level, and we are prepared for both the opportunities and challenges that lie ahead. I look forward to discussing our results and outlook in more detail on the earnings call and webcast tomorrow morning,” concluded Novo.

Conference Call Webcast

Ashland will host a live webcast of its third-quarter conference call with securities analysts at 9:00 a.m. ET on Wednesday, July 27, 2022. The webcast will be accessible through Ashland’s website at http://investor.ashland.com and will include a slide presentation. Following the live event, an archived version of the webcast and supporting materials will be available for 12 months on http://investor.ashland.com.

Use of Non-GAAP Measures

Ashland believes that by removing the impact of depreciation and amortization and excluding certain non-cash charges, amounts spent on interest and taxes and certain other charges that are highly variable from year to year, EBITDA, adjusted EBITDA, EBITDA margin and adjusted EBITDA margin provide Ashland’s investors with performance measures that reflect the impact to operations from trends in changes in sales, margin and operating expenses, providing a perspective not immediately apparent from net income, operating income, net income margin and operating income margin. The adjustments Ashland makes to derive the non-GAAP measures of EBITDA, adjusted EBITDA, EBITDA margin and adjusted EBITDA margin exclude items which may cause short-term fluctuations in net income and operating income and which Ashland does not consider to be the fundamental attributes or primary drivers of its business. EBITDA, adjusted EBITDA, EBITDA margin and adjusted EBITDA margin provide disclosure on the same basis as that used by Ashland’s management to evaluate financial performance on a consolidated and reportable segment basis and provide consistency in our financial reporting, facilitate internal and external comparisons of Ashland’s historical operating performance and its business units, and provide continuity to investors for comparability purposes. EBITDA margin and adjusted EBITDA margin are defined as EBITDA and adjusted EBITDA divided by sales for the corresponding period.

Key items, which are set forth on Table 7 of this release, are defined as financial effects from significant transactions that, either by their nature or amount, have caused short-term fluctuations in net income and/or operating income which Ashland does not consider to reflect Ashland’s underlying business performance and trends most accurately. Further, Ashland believes that providing supplemental information that excludes the financial effects of these items in the financial results will enhance the investor’s ability to compare financial performance between reporting periods.

Tax-specific key items, which are set forth on Table 7 of this release, are defined as financial transactions, tax law changes or other matters that fall within the definition of key items as described above. These items relate solely to tax matters and would only be recorded within the income tax caption of the Statement of Consolidated Income. As with all key items, due to their nature, Ashland does not consider the financial effects of these tax-specific key items on net income to be the most accurate reflection of Ashland’s underlying business performance and trends.

The free cash flow metrics enable Ashland to provide a better indication of the ongoing cash being generated that is ultimately available for both debt and equity holders as well as other investment opportunities. Unlike cash flow provided by operating activities, free cash flow and ongoing free cash flow include the impact of capital expenditures from continuing operations and other significant items impacting free cash flow, providing a more complete picture of current and future cash generation. Free cash flow has certain limitations, including that it does not reflect adjustment for certain non-discretionary cash flows such as mandatory debt repayments. The amount of mandatory versus discretionary expenditures can vary significantly between periods.

Adjusted diluted earnings per share is a performance measure used by Ashland and is defined by Ashland as earnings (loss) from continuing operations, adjusted for identified key items and divided by the number of outstanding diluted shares of common stock. Ashland believes this measure provides investors additional insights into operational performance by providing earnings and diluted earnings per share metrics that exclude the effect of the identified key items and tax specific key items.

Adjusted diluted earnings per share, excluding intangibles amortization expense metric enables Ashland to demonstrate the impact of non-cash intangibles amortization expense on earnings per share, in addition to key items previously mentioned. Ashland’s management believes this presentation is helpful to illustrate how previous acquisitions impact applicable period results.

About Ashland

Ashland Global Holdings Inc. (NYSE: ASH) is a global additives and specialty ingredients company with a conscious and proactive mindset for sustainability. The company serves customers in a wide range of consumer and industrial markets, including architectural coatings, automotive, construction, energy, food and beverage, nutraceuticals, personal care and pharmaceutical. Approximately 3,800 passionate, tenacious solvers – from renowned scientists and research chemists to talented engineers and plant operators – thrive on developing practical, innovative and elegant solutions to complex problems for customers in more than 100 countries. Visit ashland.com and Ashland | Sustainability Overview to learn more.

Forward-Looking Statements

This news release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended. Ashland has identified some of these forward-looking statements with words such as “anticipates,” “believes,” “expects,” “estimates,” “is likely,” “predicts,” “projects,” “forecasts,” “objectives,” “may,” “will,” “should,” “plans” and “intends” and the negative of these words or other comparable terminology. Ashland may from time to time make forward-looking statements in its annual reports, quarterly reports and other filings with the U.S. Securities and Exchange Commission (SEC), news releases and other written and oral communications. These forward-looking statements are based on Ashland’s expectations and assumptions, as of the date such statements are made, regarding Ashland’s future operating performance, financial condition, and expected effects of the COVID-19 pandemic on Ashland’s business, as well as the economy and other future events or circumstances. These statements include but may not be limited to Ashland’s expectations regarding its ability to drive sales and earnings growth and realize further cost reductions.

Ashland’s expectations and assumptions include, without limitation, internal forecasts and analyses of current and future market conditions and trends, management plans and strategies, operating efficiencies and economic conditions (such as prices, supply and demand, cost of raw materials, and the ability to recover raw-material cost increases through price increases), and risks and uncertainties associated with the following: the impact of acquisitions and/or divestitures Ashland has made or may make (including the possibility that Ashland may not realize the anticipated benefits from such transactions); Ashland’s substantial indebtedness (including the possibility that such indebtedness and related restrictive covenants may adversely affect Ashland’s future cash flows, results of operations, financial condition and its ability to repay debt); severe weather, natural disasters, public-health crises (including the current COVID-19 pandemic), cyber events and legal proceedings and claims (including product recalls, environmental and asbestos matters); the effects of the COVID-19 pandemic, and the ongoing Ukraine-Russia conflict, on the geographies in which we operate, the end markets we serve and on our supply chain and customers, and without limitation, risks and uncertainties affecting Ashland that are described in Ashland’s most recent Form 10-K (including Item 1A Risk Factors) filed with the SEC, which is available on Ashland’s website at http://investor.ashland.com or on the SEC’s website at http://www.sec.gov. Various risks and uncertainties may cause actual results to differ materially from those stated, projected or implied by any forward-looking statements. The extent and duration of the COVID-19 pandemic on our business and operations is uncertain. Factors that will influence the impact on our business and operations include the duration and extent of the pandemic, the extent of imposed or recommended containment and mitigation measures, and the general economic consequences of the pandemic. Ashland believes its expectations and assumptions are reasonable, but there can be no assurance that the expectations reflected herein will be achieved. Unless legally required, Ashland undertakes no obligation to update any forward-looking statements made in this news release whether as a result of new information, future events or otherwise.

1Financial results are preliminary until Ashland’s Form 10-Q is filed with the U.S. Securities and Exchange Commission.

2The ongoing free cash flow metric excludes the impact of inflows and outflows from U.S. Accounts Receivable Sales Program and payments related to restructuring and environmental and litigation-related matters in both the current-year and prior-year periods.

™ Trademark, Ashland or its subsidiaries, registered in various countries.

FOR FURTHER INFORMATION:

Investor Relations:	Media Relations:
Seth A. Mrozek	Carolmarie C. Brown
+1 (302) 594-5010	+1 (302) 995-3158
samrozek@ashland.com	ccbrown@ashland.com

Ashland Global Holdings Inc. and Consolidated Subsidiaries STATEMENTS OF CONSOLIDATED INCOME (LOSS) (In millions except per share data - preliminary and unaudited)	Table 1

	Three months ended		Nine months ended
	June 30		June 30
	2022	2021	2022	2021

Sales	$644	$543	$1,759	$1,520
Cost of sales	404	370	1,139	1,040
GROSS PROFIT	240	173	620	480
Selling, general and administrative expense	127	93	299	274
Research and development expense	14	13	40	37
Intangibles amortization expense	23	23	71	65
Equity and other income	1	1	2	7
OPERATING INCOME	77	45	212	111
Net interest and other expense	59	1	108	18
Other net periodic benefit loss	(1)	-	-	-
Income on acquisitions and divestitures, net	35	2	42	11
INCOME FROM CONTINUING OPERATIONS
BEFORE INCOME TAXES	52	46	146	104
Income tax expense (benefit)	1	(26)	25	(35)
INCOME FROM CONTINUING OPERATIONS	51	72	121	139
Income (loss) from discontinued operations (net of income taxes)	(15)	8	749	37
NET INCOME	$36	$80	$870	$176

DILUTED EARNINGS PER SHARE
Income from continuing operations	$0.93	$1.17	$2.12	$2.27
Income (loss) from discontinued operations	(0.28)	0.12	13.16	0.60
Net income	$0.65	$1.29	$15.28	$2.87

AVERAGE DILUTED COMMON SHARES OUTSTANDING	55	62	57	62

SALES
Life Sciences	228	193	602	548
Personal Care	172	147	490	409
Specialty Additives	194	169	532	474
Intermediates	73	49	192	118
Intersegment Sales	(23)	(15)	(57)	(29)
	$644	$543	$1,759	$1,520

OPERATING INCOME (LOSS)
Life Sciences	51	37	115	101
Personal Care	25	16	67	49
Specialty Additives	35	15	79	36
Intermediates	30	11	72	17
Unallocated and other	(64)	(34)	(121)	(92)
	$77	$45	$212	$111

Ashland Global Holdings Inc. and Consolidated Subsidiaries CONDENSED CONSOLIDATED BALANCE SHEETS (In millions - preliminary and unaudited)	Table 2

	June 30	September 30
	2022	2021
ASSETS
Current assets
Cash and cash equivalents	$629	$210
Accounts receivable	488	369
Inventories	609	473
Other assets	91	68
Current assets held for sale	-	597
Total current assets	1,817	1,717

Noncurrent assets
Property, plant and equipment
Cost	3,065	3,066
Accumulated depreciation	1,713	1,639
Net property, plant and equipment	1,352	1,427

Goodwill	1,356	1,430
Intangibles	1,001	1,099
Operating lease assets, net	112	124
Restricted investments	346	384
Asbestos insurance receivable	140	134
Deferred income taxes	30	30
Other assets	258	267
Total noncurrent assets	4,595	4,895

Total assets	$6,412	$6,612

LIABILITIES AND EQUITY
Current liabilities
Short-term debt	$-	$365
Current portion of long-term debt	-	9
Trade and other payables	241	236
Accrued expenses and other liabilities	291	251
Current operating lease obligations	18	23
Current liabilities held for sale	-	50
Total current liabilities	550	934

Noncurrent liabilities
Long-term debt	1,302	1,596
Asbestos litigation reserve	483	490
Deferred income taxes	218	237
Employee benefit obligations	137	144
Operating lease obligations	100	110
Other liabilities	356	349
Total noncurrent liabilities	2,596	2,926

Stockholders' equity	3,266	2,752

Total liabilities and stockholders' equity	$6,412	$6,612

Ashland Global Holdings Inc. and Consolidated Subsidiaries STATEMENTS OF CONSOLIDATED CASH FLOWS (In millions - preliminary and unaudited)	Table 3

	Three months ended		Nine months ended
	June 30		June 30
	2022	2021	2022	2021
CASH FLOWS PROVIDED (USED) BY OPERATING ACTIVITIES FROM CONTINUING OPERATIONS
Net income	$36	$80	$870	$176
Income from discontinued operations (net of taxes)	15	(8)	(749)	(37)
Adjustments to reconcile income from continuing operations to cash flows from operating activities
Depreciation and amortization	61	63	182	180
Original issue discount and debt issuance cost amortization	1	1	4	4
Deferred income taxes	(2)	9	(5)	(3)
Gain from sales of property and equipment	-	-	-	(3)
Distributions from equity affiliates	-	-	-	1
Stock based compensation expense	5	4	14	12
Excess tax benefit on stock based compensation	-	-	1	1
Loss (income) from restricted investments	46	(17)	59	(36)
Income on acquisitions and divestitures	(42)	(4)	(42)	(15)
Impairments	-	-	-	9
Pension contributions	(1)	(3)	(4)	(6)
Gain on pension and other postretirement plan remeasurements	-	-	(1)	-
Change in operating assets and liabilities (a)	(136)	70	(315)	31
Total cash flows provided (used) by operating activities from continuing operations	(17)	195	14	314
CASH FLOWS PROVIDED (USED) BY INVESTING ACTIVITIES FROM CONTINUING OPERATIONS
Additions to property, plant and equipment	(29)	(22)	(67)	(74)
Proceeds from disposal of property, plant and equipment	39	-	51	4
Purchase of operations - net of cash acquired	-	(308)	-	(308)
Proceeds from sale or restructuring of operations	-	-	-	14
Proceeds from settlement of Company-owned life insurance contracts	2	1	2	1
Company-owned life insurance payments	-	-	-	(1)
Net purchase of funds restricted for specific transactions	(30)	-	(74)	(1)
Reimbursements from restricted investments	-	6	28	25
Proceeds from sale of securities	29	9	75	56
Purchases of securities	(29)	(9)	(75)	(56)
Total cash flows used by investing activities from continuing operations	(18)	(323)	(60)	(340)
CASH FLOWS PROVIDED (USED) BY FINANCING ACTIVITIES FROM CONTINUING OPERATIONS
Repayment of long-term debt	-	-	(250)	-
Proceeds from (repayment of) short-term debt	-	10	(365)	(185)
Repurchase of common stock	(45)	-	(200)	-
Cash dividends paid	(18)	(18)	(52)	(52)
Stock based compensation employee withholding taxes paid in cash	(3)	(1)	(9)	(6)
Total cash flows used by financing activities from continuing operations	(66)	(9)	(876)	(243)
CASH USED BY CONTINUING OPERATIONS	(101)	(137)	(922)	(269)
Cash provided (used) by discontinued operations
Operating cash flows	(229)	27	(302)	84
Investing cash flows	-	(1)	1,650	(11)
Effect of currency exchange rate changes on cash and cash equivalents	(5)	-	(7)	4
INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	(335)	(111)	419	(192)
CASH AND CASH EQUIVALENTS - BEGINNING OF PERIOD	964	373	210	454
CASH AND CASH EQUIVALENTS - END OF PERIOD	$629	$262	$629	$262

DEPRECIATION AND AMORTIZATION
Life Sciences	16	16	46	47
Personal Care	21	21	63	59
Specialty Additives	21	21	62	63
Intermediates	3	4	10	10
Unallocated and other	-	1	1	1
	$61	$63	$182	$180
(a)
Excludes changes resulting from operations acquired or sold.

Ashland Global Holdings Inc. and Consolidated Subsidiaries RECONCILIATION OF NON-GAAP DATA - ADJUSTED EBITDA (In millions - preliminary and unaudited)	Table 4

	Three months ended
	June 30
Adjusted EBITDA - Ashland Global Holdings Inc.	2022	2021
Net income	$36	$80
Income tax expense (benefit)	1	(26)
Net interest and other expense	59	1
Depreciation and amortization	61	63
EBITDA	157	118
Income (loss) from discontinued operations (net of taxes)	15	(8)
Net income on acquisitions and divestitures key items (see Table 5)	(35)	(2)
Operating key items (see Table 5)	37	21
Adjusted EBITDA	$174	$129

Adjusted EBITDA - Life Sciences
Operating income	$51	$37
Add:
Depreciation and amortization	16	16
Operating key items (see Table 5)	-	-
Adjusted EBITDA	$67	$53

Adjusted EBITDA - Personal Care
Operating income	$25	$16
Add:
Depreciation and amortization	21	21
Operating key items (see Table 5)	-	2
Adjusted EBITDA	$46	$39

Adjusted EBITDA - Specialty Additives
Operating income	$35	$15
Add:
Depreciation and amortization	21	21
Operating key items (see Table 5)	1	3
Adjusted EBITDA	$57	$39

Adjusted EBITDA - Intermediates
Operating income	$30	$11
Add:
Depreciation and amortization	3	4
Operating key items (see Table 5)	-	-
Adjusted EBITDA	$33	$15

Ashland Global Holdings Inc. and Consolidated Subsidiaries SEGMENT COMPONENTS OF KEY ITEMS FOR APPLICABLE INCOME STATEMENT CAPTIONS (In millions - preliminary and unaudited)	Table 5

	Three Months Ended June 30, 2022
	Life Sciences	Personal Care	Specialty Additives	Intermediates	Unallocated & Other	Total
OPERATING INCOME (LOSS)
Operating key items:
Environmental reserve adjustments	$-	$-	$(1)	$-	$(35)	$(36)
Restructuring, separation and other costs	-	-	-	-	(1)	(1)
All other operating income (loss)	51	25	36	30	(28)	114
Operating income (loss)	51	25	35	30	(64)	77

NET INTEREST AND OTHER EXPENSE
Key items					48	48
All other net interest and other expense					11	11
					59	59

OTHER NET PERIODIC BENEFIT LOSS
All other net periodic benefit loss					(1)	(1)

NET INCOME ON ACQUISITIONS AND DIVESTITURES
Key items					35	35

INCOME TAX EXPENSE (BENEFIT)
Tax effect of key items (a)					(16)	(16)
Tax specific key items (b)					-	-
All other income tax expense					17	17
					1	1
INCOME (LOSS) FROM CONTINUING OPERATIONS	$51	$25	$35	$30	$(90)	$51

	Three Months Ended June 30, 2021
	Life Sciences	Personal Care	Specialty Additives	Intermediates	Unallocated & Other	Total
OPERATING INCOME (LOSS)
Operating key items:
Restructuring, separation and other costs	$-	$-	$-	$-	$2	$2
Inventory adjustment	-	(2)	-	-	-	(2)
Environmental reserve adjustments	-	-	(3)	-	(18)	(21)
All other operating income (loss)	37	18	18	11	(18)	66
Operating income (loss)	37	16	15	11	(34)	45

NET INTEREST AND OTHER EXPENSE
Key items					(15)	(15)
All other net interest and other expense					16	16
					1	1

NET INCOME ON ACQUISITIONS AND DIVESTITURES
Key items					2	2

INCOME TAX EXPENSE (BENEFIT)
Tax effect of key items (a)					(1)	(1)
Tax specific key items (b)					(33)	(33)
All other income tax expense (benefit)					8	8
					(26)	(26)
INCOME (LOSS) FROM CONTINUING OPERATIONS	$37	$16	$15	$11	$(7)	$72

(a)
Represents the tax effect of the key items that are previously identified above.
(b)
Represents key items resulting from tax specific financial transactions, tax law changes or other matters that fall within the definition of tax specific key items. See Table 7 for additional information.

Ashland Global Holdings Inc. and Consolidated Subsidiaries RECONCILIATION OF CERTAIN NON-GAAP DATA (In millions - preliminary and unaudited)	Table 6

	Three months ended		Nine months ended
	June 30		June 30
Free cash flows	2022	2021	2022	2021
Total cash flows provided by operating activities from continuing operations	$(17)	$195	$14	$314
Adjustments:
Additions to property, plant and equipment	(29)	(22)	(67)	(74)
Free cash flows	$(46)	$173	$(53)	$240
Cash (inflows) outflows from U.S. Accounts Receivable Sales Program (a)	47	(76)	42	(76)
Restructuring-related payments (b)	4	6	9	35
Environmental and related litigation payments (c)	8	9	36	29
Ongoing free cash flow	$13	$112	$34	$228

Adjusted EBITDA (d)	$174	$129	$443	$346

Ongoing free cash flow conversion (e)	7%	87%	8%	66%

(a)
Represents activity associated with the U.S. Accounts Receivable Sales Program impacting each period presented.
(b)
Restructuring payments incurred during each period presented.
(c)
Represents cash outflows associated with environmental and related litigation payments which will be reimbursed by the Environmental trust.
(d)
See Adjusted EBITDA reconciliation.
(e)
Ongoing free cash flow divided by Adjusted EBITDA.

	Three months ended		Nine months ended
	June 30		June 30
Adjusted operating income	2022	2021	2022	2021
Operating income (loss) (as reported)	$77	$45	$212	$111
Key items, before tax:
Restructuring, separation and other costs	1	(2)	3	10
Environmental reserve adjustments	36	21	46	34
Inventory adjustments	-	2	-	2
Capital project impairment	-	-	-	9
Adjusted operating income (non-GAAP)	$114	$66	$261	$166

Ashland Global Holdings Inc. and Consolidated Subsidiaries	Table 7

RECONCILIATION OF CERTAIN NON-GAAP DATA

(In millions except per share data - preliminary and unaudited)

	Three months ended		Nine months ended
	June 30		June 30
	2022	2021	2022	2021
Income from continuing operations (as reported)	$51	$72	$121	$139
Key items, before tax:
Restructuring, separation and other costs	1	(2)	3	10
Unrealized (gain) loss on securities	48	(15)	72	(26)
Inventory adjustment	-	2	-	2
Environmental reserve adjustments	36	21	46	34
Gain on acquisitions and divestitures	(35)	(2)	(42)	(11)
Impairments	-	-	-	9
Key items, before tax	50	4	79	18
Tax effect of key items (a)	(16)	(1)	(22)	(3)
Key items, after tax	34	3	57	15
Tax specific key items:
Restructuring and separation activity	-	-	10	(13)
Valuation allowance	-	-	(4)	-
Uncertain tax positions	-	(33)	-	(39)
Tax specific key items (b)	-	(33)	6	(52)
Total key items	34	(30)	63	(37)
Adjusted income from continuing operations (non-GAAP)	$85	$42	$184	$102
Amortization expense adjustment (net of tax) (c)	19	18	57	53
Adjusted income from continuing operations (non-GAAP) excluding intangibles amortization expense	$104	$60	$241	$155

(a)
Represents the tax effect of the key items that are previously identified above.
(b)
Represents key items resulting from tax specific financial transactions, tax law changes or other matters that fall within the definition of tax specific key items. These tax specific key items included the following:
-
Restructuring and separation activity: Includes the impact from company-wide restructuring activities. These adjustments related to various tax impacts including state tax costs, foreign tax costs and other tax account adjustments.
-
Uncertain tax positions: Includes the impact from settlement of certain tax positions with various tax authorities.
(c)
Amortization expense adjustment (net of tax) tax rates were 20% for the three and nine months ended June 30, 2022 and 21% for the three and nine months ended June 30, 2021.

Ashland Global Holdings Inc. and Consolidated Subsidiaries	Table 7 (Continued)

RECONCILIATION OF CERTAIN NON-GAAP DATA

(In millions except per share data - preliminary and unaudited)

	Three months ended		Nine months ended
	June 30		June 30
	2022	2021	2022	2021
Diluted EPS from continuing operations (as reported)	$0.93	$1.17	$2.12	$2.27
Key items, before tax:
Restructuring, separation and other costs	0.02	(0.04)	0.06	0.16
Unrealized (gain) loss on securities	0.87	(0.24)	1.26	(0.42)
Inventory adjustment	-	0.03	-	0.03
Environmental reserve adjustments	0.65	0.33	0.81	0.54
Gain on acquisitions and divestitures	(0.63)	(0.03)	(0.73)	(0.17)
Impairments	-	-	-	0.16
Key items, before tax	0.91	0.05	1.40	0.30
Tax effect of key items (a)	(0.29)	(0.02)	(0.39)	(0.05)
Key items, after tax	0.62	0.03	1.01	0.25
Tax specific key items:
Restructuring and separation activity	-	-	0.18	(0.22)
Valuation allowance	-	-	(0.07)	-
Uncertain tax positions	-	(0.52)	-	(0.63)
Tax specific key items (b)	-	(0.52)	0.11	(0.85)
Total key items	0.62	(0.49)	1.12	(0.60)
Adjusted diluted EPS from continuing operations (non-GAAP)	$1.55	$0.68	$3.24	$1.67
Amortization expense adjustment (net of tax) (c)	0.34	0.30	1.00	0.85
Adjusted diluted EPS from continuing operations (non-GAAP) excluding intangibles amortization expense	$1.89	$0.98	$4.24	$2.52

(a)
Represents the tax effect of the key items that are previously identified above.
(b)
Represents key items resulting from tax specific financial transactions, tax law changes or other matters that fall within the definition of tax specific key items. These tax specific key items included the following:
-
Restructuring and separation activity: Includes the impact from company-wide restructuring activities. These adjustments related to various tax impacts including state tax costs, foreign tax costs and other tax account adjustments.
-
Uncertain tax positions: Includes the impact from settlement of certain tax positions with various tax authorities.
(c)
Amortization expense adjustment (net of tax) tax rates were 20% for the three and nine months ended June 30, 2022 and 21% for the three and nine months ended June 30, 2021.